Exhibit 10.3

                             STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement made as of the 31st day of October, 2001 between ILX Resorts Incorporated, an Arizona corporation ("ILX") whose address is 2111 East Highland Avenue, Suite 210, Phoenix, AZ 85016 ("Debtor") and Litchfield Financial Corporation, a Massachusetts corporation having an address at 13701 West Jewell Avenue, Suite 200, Lakewood, CO 80228 and its affiliates (collectively referred to hereinafter as "Secured Party").

                                    RECITALS

     A. Secured Party has agreed to make a loan to Debtor which loan shall be secured, among other things, by Debtor's pledge of securities and the pledge of personal property from Debtor's affiliated corporations.

     B. Secured Party and Debtor seek to have Secured Party retain physical possession of the securities for the sole benefit of Secured Party.

                                    AGREEMENT

     1. SECURITY INTEREST. The Debtor hereby grants, assigns and transfers to Secured Party a continuing security interest in all of its rights, title and interest in the following described property (collectively, the "Collateral") to secure payment and performance of all of Debtor's and Debtor's affiliates, liabilities and obligations, actual or contingent, now or hereafter owing from Debtor or its affiliates to Secured Party, including but not limited to, the following obligations: (i) March 19, 1999 Secured Construction Loan Agreement in
original  principal  amount  of  $2,830,000.00,   Secured  Construction  Secured
Promissory Note of even date in original amount of $2,830,000.00, as amended by letter agreements dated as of May 7, 1999 and June 11, 1999, and as further amended by Amendment To Loan Documents of even date herewith (the "Kohl's Ranch Loan") pursuant to which the aforementioned Secured Construction Secured Obligations was amended and increased to $8,030,000.00, by and between Lender and ILX, Los Abrigados Partners Limited Partnership, Premiere, ILE, VCA Tucson, and VCA South Bend (collectively, the "ILX Entities"); (ii) that Amended and Restated Secured Line of Credit Lending Agreement dated September 17, 1998, the Amended and Restated Secured Line of Credit Promissory Note in original principal amount of $3,500,000.00 of even date therewith, by and between Lender and ILX, Los Abrigados, VCA Tucson, VCA South Bend, and Premiere (the "Non-Conforming Loan"); (iii) that Secured Line of Credit Lending Agreement dated June 12, 1998 and the Secured Line of Credit Promissory Note in original principal amount of $40,000,000.00 of even date executed in connection therewith by and between Lender and ILX, Los Abrigados and Premiere (the "Global Loan");
(iv) that certain November 24, 1998 Secured Loan Agreement and the Amended and Restated Secured Promissory Note in original principal amount of $2,485,000.00 executed in connection therewith by and between Secured Party and ILX Resorts
Incorporated,   Los  Abrigados  Partners  Limited   Partnership,   and  Premiere
Development Incorporated (the "Combination Loan"); and (v) all other future advances of every nature which may be loaned or advanced by Secured Party to or for the benefit of Debtor or to or for the benefit of the ILX Entities, or any of them, now or in the future, pursuant to the Credit Agreement, the Note or otherwise including, without limitation, those obligations and loaned proceeds
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associated  with and  pertaining  to all other  loans made by  Secured  Party to
Debtor or the ILX Entities or to the ILX Entities or any of them, which are contemplated to be executed after the date hereof, provided, however, that nothing herein shall be construed as a commitment by Secured Party to make any future loans to Debtor or the ILX Entities (collectively, the "Obligations"):

          a. PROPERTY. The securities listed on Exhibit A attached hereto and made a part hereof, together with all additions or substitutions thereto.

          b. ANCILLARY RIGHTS. Any and all property rights as may derive from or accrue to such securities whether by natural increases or otherwise, e.g., stock splits, stock dividends, conversion rights, and the like. Secured Party shall also have a security interest in all securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution or exchange for or with respect to such securities, including without limitation, shares issued as dividends or as the result of any reclassifications, split-up or other corporate reorganization. Debtor shall deliver promptly to Secured Party, in the exact form received, all such securities or other property which comes into the possession, custody, or control of Debtor.

          c. PROCEEDS. All proceeds including proceeds in the form of goods, accounts, chattel paper, documents, instruments and the proceeds of the foregoing.

The term Collateral when used in this Agreement shall mean all of the foregoing.

     2.  DEBTOR'S   REPRESENTATIONS  AND  WARRANTIES.   The  Debtor  represents,
warrants, and agrees as follows:

          a. CORPORATE AUTHORITY. The Debtor, if a corporation, warrants that

               i. It is duly organized and existing under the laws of the State of Arizona.

               ii.  The execution and performance of this Agreement:

                    (1)  Are within the Debtor's corporate powers;
                    (2)  Have been duly authorized; and
                    (3) Are not in contravention of any law or the Debtor's charter, or any agreement or undertaking of which the Debtor is a party or by which it is bound.

          b. RESIDENCE/NOTICES. The Debtor's principal place of business and address for notices is the address shown in the preamble to this Agreement. Should there be any change of address, the Debtor shall promptly notify the Secured Party in writing.

          c. TITLE TO COLLATERAL. The Debtor is the owner of the Collateral free and clear from any and all liens, restrictions, adverse claims, pledges,
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security  interests,  claims,  or  encumbrances  of  whatever  kind and has full authority to use same as Collateral. The Debtor will defend the Collateral against all other persons who, at any time, may claim an interest in it.

          d. OUTSTANDING SECURITY INTERESTS. The Debtor warrants that there are no outstanding security interests in the Collateral.

          e. NEGATIVE PLEDGE CLAUSE. The Debtor warrants that during the term of this Agreement and as long as the Obligations are outstanding, it will not grant a security interest in the Collateral to any other person.

          f. ADVERSE LIEN. During the term of this Agreement, the Debtor will keep the Collateral free from any and all liens, encumbrances, security interests, attachments, adverse claims, and the like.

          g. TAXES. If the Debtor fails to pay any tax or assessment relating to the Collateral as required and when due, the Secured Party may, at its option, pay or discharge same, although it is not required to do so. Any payments made by the Secured Party under this section shall become the obligation of the Debtor and shall be secured by the Collateral.

          h. SHARES. The shares of stock covered by this Agreement are fully paid and nonassessable.

     3. RIGHTS OF THE SECURED PARTY. The Secured Party, at its option, may:

          a. Transfer ownership of the Collateral to its own name or into the name of its nominee at any time.

          b. Repledge the Collateral on terms that do not impair the Debtor's right to redeem it.

          c. Assign or negotiate any liability or obligation of the Debtor and transfer the Collateral to the assignee. Such assignment shall fully discharge the Secured Party from any liability or obligation with respect to the transferred Collateral.

          d. Demand payment on any Obligations, drafts, or acceptances relative to the Collateral or make any compromise or settlement of any claim or dispute concerning the Collateral. Any money or property received in exchange for any Collateral shall be applied to reduce the Debtor's obligation or may be held by the Secured Party as additional Collateral under the term of this Agreement.

          e. Deal with the Collateral as registered owner.

          f. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. Further, Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral. The Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be responsible for any failure to do so or to delay in so doing.

     4. VOTING, DIVIDEND, AND OTHER RIGHTS. During the term of this Agreement and except as limited in this Agreement, all rights and privileges to vote the share of stock, receive dividends, and exercise other rights pertaining to the Collateral shall be allocated to the Secured Party.

     5. NECESSARY DOCUMENTS AND TRANSFER INSTRUCTIONS. The Debtor agrees to execute and deliver to the Secured Party, on demand, any proxy, application, power, instrument, or document or any endorsement or any transfer instruction or other writing that the Secured Party in its sole discretion requests as being necessary to create, preserve, validate, or enforce its security interest in the Collateral.

     6. DEFAULT. It is agreed that the following events shall constitute a default under this Agreement:

          a. NONPAYMENT. Any failure of the Debtor to perform or pay when due the Obligations or any other obligations between Debtor or its affiliates and Secured Party shall constitute a default. This includes, but is not limited to, any failure to pay principal or interest when due, failure to pay taxes or failure to pay insurance, as appropriate.

          b. NONPERFORMANCE. Any failure of the Debtor to perform or observe fully and in a satisfactory manner the terms of this Agreement or any other agreement between Debtor or its affiliates and Secured Party shall constitute a default.

          c. WARRANTIES AND REPRESENTATIONS THAT PROVE FALSE. Any warranty or representation made to the Secured Party in order to induce the extension of credit to the Debtor, whether made by the Debtor or by others on behalf of the Debtor including agents, employees, sureties, guarantors, co-signors, and the like, and whether such representations are contained in this Agreement or in related materials, such as financial statements, loan applications, pledge agreements, supporting documentation, and guaranties, or in any financial instrument, such as a promissory note, executed in conjunction with this Agreement, if incorrect in any material respect shall operate as a default under this Agreement.

          d. LEVY AND ATTACHMENTS. Seizure, attachment, or levy on any property of the Debtor whether or not such property is covered by this Agreement shall operate as a default under this Agreement.

          e. INSOLVENCY AND THE LIKE. It shall operate as a default under this Agreement if for any reason:

               (1)  The Debtor becomes insolvent; or
               (2) The Debtor becomes subject to any proceeding under the bankruptcy or insolvency laws, including an assignment for the benefit of creditors; or
               (3) The Debtor has its property placed under the custody of a receiver or trustee.

          f. ALTERATION OF DEBTOR'S OPERATING CONDITIONS. Death, dissolution, or any other termination of the existence of the Debtor or any forfeiture of its right to do business, as well as any merger, consolidation, or the like with another, shall operate as a default under this Agreement.

          g. LOSS OF DESTRUCTION OF COLLATERAL. The theft, loss, destruction, substantial damage to or alteration of the Collateral whether in whole or in part, or failure to return any Collateral to Secured Party following an event of default under, shall operate as a default under this Agreement.

          h. UNAUTHORIZED USE OF COLLATERAL OR PROCEEDS. The sale, transfer, or use of the Collateral or its proceeds except as authorized in this Agreement shall operate as a default hereunder.

     7. ACCELERATION. On the occurrence of an event of default,, or at any other time the Secured Party shall deem itself insecure, the Secured Party may, without notice to the Debtor, declare all or any of the Obligation immediately due and payable.

     8. OTHER REMEDIES ON DEFAULT. In addition to all other rights and remedies, the rights and remedies of the Secured Party shall include, without limitation, the following rights and remedies:

          a. RIGHT TO SELL, ETC. The Secured Party shall have the right to sell, assign, encumber, or otherwise dispose of any or all of the Collateral.

          b. DEBTOR'S COOPERATION. If the Secured Party decides to sell, assign, encumber, or otherwise dispose of any or all of the Collateral, the Debtor agrees to cooperate fully and as directed to do so by the Secured Party.

          c. NOTICE OF SALE. Unless the Collateral threatens to decline in value quickly or is of a type customarily sold in a recognized market, the Secured
Party shall give the Debtor notice of the time and place of the sale of Collateral, or of the time after which any private sale or other intended disposition is to be made, by sending a notice of such sale at least fifteen
(15) days before the sale or disposition, which the Debtor agrees shall be reasonable notice.

          d. CHARGES. In the event the Collateral is sold, the resale price shall be applied in the first instance to the reasonable expenses of retaking, holding, preparing for the sale, assignment, or other disposition.

          e. ATTORNEY'S FEES. The proceeds of the disposition may be applied in the first instance to the Secured Party's attorney's fees and legal expenses.

     9. MISCELLANEOUS. The following are also made a part of this Agreement:

          a. All rights and remedies of the Secured Party or Debtor shall inure to the benefit of their successors, assigns, representatives, receivers, and trustees.

          b. In the event that any provision of this Agreement shall be found to be unenforceable in any legal proceeding, the remaining provisions shall remain in force and effect.

          c. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

          d. This Agreement becomes effective when signed and may be executed in any number of counterparts, all of which shall constitute but one Agreement.

                                      DEBTOR

                                      ILX RESORTS INCORPORATED


                                      By:
                                          --------------------------------------
                                          Joseph P. Martori

                                      SECURED PARTY

                                      LITCHFIELD FINANCIAL CORPORATION


                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------

                                    EXHIBIT A


SECURITIES. The securities subject to this pledge are as follows:

(1)  Issuer:  Sedona Worldwide, Inc.
(2)  Number of Shares: 8,000,000
(3)  Type of security: Common Stock
(4)  CUSIP: _____________________________________________
(5)  Registered Owner: ILX Resorts Incorporated
(6)  Other information: ____________________________________